SUB-ITEM Q1(A)

Federated High Yield Trust

Amendment #6
to the
Restated and Amended
Declaration of Trust

dated April 29, 2010

	This Declaration
of Trust is amended as follows:

	Strike the first
paragraph of Section 5 of
Article III and substitute
in its place the following:

	Section 5.
Establishment and Designation
of Series or Class.

	Without limiting the
authority of the Trustees set
forth in Article XII, Section 8,
inter alia, to establish
and designate any additional
Series or Class or to modify
the rights and preferences of
any existing Series or
Class, the Series and Classes
shall be and are established
and designated as:

Federated High Yield Trust
Institutional Shares
Service Shares

	The undersigned hereby
certify that the above stated
Amendment is a true and correct
Amendment to
the Amended and Restated Declaration
of Trust, as adopted by the Board
of Trustees at a meeting on the  13th
day of May, 2011, to become effective
on September 30, 2011.

	WITNESS the due execution
hereof this 23rd day of August, 2011.


/s/ John F. Donahue
/s/ Charles F. Mansfield, Jr.
John F. Donahue		Charles F.
Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will


/s/ Peter E. Madden
Peter E. Madden

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